Exhibit 99.8
Letter sent to Broadcom customers and partners
To Our Valued Customers and Partners:
We are pleased to inform you that Broadcom Corporation, a global innovation leader in semiconductor solutions for wired and wireless communications, today entered into a definitive agreement to acquire NetLogic Microsystems. We expect the transaction to close in the first half of 2012, pending regulatory clearance.
Both Broadcom and NetLogic Microsystems are aggressive, engineering-centric companies committed to innovation. NetLogic Microsystems fits with our acquisition model of adding best-in-class technology and engineering talent while providing great value to our customers, partners and shareholders.
Today’s acquisition enhances Broadcom’s leading technology and IP portfolio. NetLogic Microsystems possesses high-performance intelligent semiconductor solutions for next generation networks and holds more than 700 processing patents that are applicable to all Broadcom end market segments. We’re particularly excited about NetLogic Microsystems’ industry-leading multi-core processors, knowledge-based processors, digital front-end processors and 10/40/100G PHYs. Together, we can deliver all seven layers in the Open System Interconnection (OSI) network model.
Broadcom and NetLogic Microsystems enjoy similar cultures. We both are driven by an unwavering commitment to innovation and technical leadership. Moving forward, our like-minded teams and “engineering the impossible” mindsets will enable us to provide integrated platforms for two previously untapped opportunities: digital front end to the multi-billion dollar wireless infrastructure segment, and switch and processor integrated system on a chip (SoC) solutions for the network infrastructure segment.
We hope you are as enthusiastic about today’s news as we are. We firmly believe our customers and partners will appreciate the many benefits of combining our portfolios and exceptional engineering talent. We also are confident our combined customer support teams will be able to offer excellent service and support to you, and we will, upon closing the transaction, take proactive steps to ensure there is no interruption in product supply.
Please feel free to contact me or any member of our respective direct sales force with any questions.
Sincerely,
[Name / Broadcom]
[Title]

Additional Information about the Merger and Where to Find It
In connection with the proposed transaction, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’s website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com.
Investors and security holders of NetLogic Microsystems are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’s stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’s executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’s annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’s 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.